April 27, 2017 Kraton Corporation First Quarter 2017 Earnings Presentation

Kraton First Quarter 2017 Earnings Call 2 Disclaimers Forward Looking Statements Some of the statements and information in this presentation contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. This presentation includes forward-looking statements that reflect our plans, beliefs, expectations, and current views with respect to, among other things, future events and financial performance. Forward-looking statements are often identified by words such as “outlook,” “believes,” “estimates,” “expects,” “projects,” “may,” “intends,” “plans”, “on track” “on trend”, or “anticipates,” or by discussions of strategy, plans or intentions, including all matters described on the slide titled “2017 Modeling Assumptions” and our expectations for cost reductions, G&A synergies, future raw material prices, market factors, inflation, currency headwinds, Adjusted EBITDA results, and completion of projects. All forward-looking statements in this presentation are made based on management's current expectations and estimates, which involve known and unknown risks, uncertainties, and other important factors that could cause actual results to differ materially from those expressed in forward-looking statements. These risks and uncertainties are more fully described in our latest Annual Report on Form 10-K, including but not limited to “Part I, Item 1A. Risk Factors” and “Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations” therein, and in our other filings with the Securities and Exchange Commission, and include, but are not limited to, risks related to: the integration of Arizona Chemical (now, AZ Chem Holdings LP); Kraton's ability to repay its indebtedness; Kraton's reliance on third parties for the provision of significant operating and other services; conditions in the global economy and capital markets; fluctuations in raw material costs; limitations in the availability of raw materials; competition in Kraton's end-use markets; and other factors of which we are currently unaware or deem immaterial. Readers are cautioned not to place undue reliance on our forward-looking statements. Forward-looking statements speak only as of the date they are made, and we assume no obligation to update such information in light of new information or future events. Pro Forma Financial Information The unaudited pro forma information presented herein is for information purposes only and is not necessarily indicative of the operating results that would have occurred had the Arizona Chemical Acquisition been consummated at the beginning of the period, nor is it necessarily indicative of future operating results. The unaudited pro forma amounts above have been calculated after applying Kraton's accounting policies and adjusting the Arizona Chemical results to reflect (1) the additional depreciation and amortization that would have been charged assuming the fair value adjustments to property, plant, and equipment and intangible assets had been applied from January 1, 2015; (2) the elimination of historical interest expense for Arizona Chemical as this debt was paid off by the previous owners; (3) the additional interest expense resulting from the debt issued to fund the Arizona Chemical Acquisition; (4) the elimination of transaction-related costs; and (5) an adjustment to tax-effect the aforementioned unaudited pro forma adjustments using an estimated aggregate statutory income tax rate of the jurisdiction to which that above adjustments relate. The unaudited pro forma amounts do not include any potential synergies, cost savings or other expected benefits of the Arizona Chemical Acquisition

Kraton First Quarter 2017 Earnings Call 3 GAAP Disclaimer This presentation includes the use of non-GAAP financial measures, as defined below. Tables included in this presentation reconcile each of these non- GAAP financial measures with the most directly comparable GAAP financial measure. For additional information on the impact of the spread between the FIFO basis of accounting and estimated current replacement cost (“ECRC”), see our Annual Report on Form 10-K for the fiscal year ended December 31, 2016. We consider these non-GAAP financial measures to be important supplemental measures in the evaluation of our absolute and relative performance. However, we caution that these non-GAAP financial measures have limitations as analytical tools and may vary substantially from other measures of our performance. You should not consider them in isolation, or as a substitute for analysis of our results under GAAP in the United States. EBITDA, Adjusted EBITDA, and Adjusted EBITDA Margin: For our consolidated results, EBITDA represents net income (loss) before interest, taxes, depreciation and amortization. For each reporting segment, EBITDA represents operating income before depreciation and amortization, disposition and exit of business activities and earnings of unconsolidated joint ventures. Among other limitations, EBITDA does not: reflect the significant interest expense on our debt or reflect the significant depreciation and amortization expense associated with our long-lived assets; and EBITDA included herein should not be used for purposes of assessing compliance or non-compliance with financial covenants under our debt agreements since it calculation differs in such agreements. Other companies in our industry may calculate EBITDA differently than we do, limiting its usefulness as a comparative measure. As an analytical tool, Adjusted EBITDA is subject to all the limitations applicable to EBITDA. We prepare Adjusted EBITDA by eliminating from EBITDA the impact of a number of items we do not consider indicative of our on-going performance but you should be aware that in the future we may incur expenses similar to the adjustments in this presentation. Our presentation of Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. In addition, due to volatility in raw material prices, Adjusted EBITDA may, and often does, vary substantially from EBITDA and other performance measures, including net income calculated in accordance with U.S. GAAP. We define Adjusted EBITDA Margin as Adjusted EBITDA as a percentage of revenue (for each reporting segment or on a consolidated bases, as applicable). Adjusted Gross Profit and Adjusted Gross Profit Per Ton: We define Adjusted Gross Profit Per Ton as Adjusted Gross Profit divided by total sales volume (for each reporting segment or on a consolidated basis, as applicable). We define Adjusted Gross Profit as gross profit excluding certain charges and expenses. Adjusted Gross Profit is limited because it often varies substantially from gross profit calculated in accordance with U.S. GAAP due to volatility in raw material prices. Adjusted Diluted Earnings Per Share: Adjusted Diluted Earnings Per Share is Diluted Earnings (Loss) Per Share excluding the impact of a number of non- recurring items we do not consider indicative of our on-going performance. Net Debt: Net debt for Kraton is total debt (excluding debt of KFPC due to its own capital structure) less cash and cash equivalents. Consolidated net debt is Kraton net debt plus debt of KFPC less KFPC’s cash and cash equivalents. Management believes that net debt is useful to investors in determining our leverage since we could choose to use cash and cash equivalents to satisfy our debt obligations. Disclaimers

Kraton First Quarter 2017 Earnings Call 4 First Quarter 2017 Highlights Adjusted EBITDA(1) of $65.6 million in Q1'17, in line with guidance Continued progress toward cost reduction and synergy capture targets ▪ $13 million of incremental cost reductions and transaction synergies realized in the first quarter 2017 ▪ Remain on track to deliver $70 million of cost reductions in Polymer segment and $65 million of transaction synergies by year-end 2018 Repricing and new notes offering completed ▪ Repriced Term Loan Facility in early January, 100 basis point reduction in interest rate ▪ Issued $400 million of 7% Senior Notes, proceeds applied to prepay Term Loan Facility Favorable demand fundamentals in key end markets ▪ Polymer sales volume increased 2.1% ▪ Chemical sales volume increased 15.0% (1) See non-GAAP reconciliations included in the accompanying financial tables for the reconciliation of each non-GAAP measure to its most directly comparable GAAP measure. Operating Income Adjusted EBITDA(1)   (In millions) Q1'17 Q1'17 Polymer $ 41.6 $ 32.1 Chemical $ 17.7 $ 33.5 $ 59.3 $ 65.6

Kraton First Quarter 2017 Earnings Call 5 Polymer Segment Financial Results (1) See non-GAAP reconciliations included in the accompanying financial tables for the reconciliation of each non-GAAP measure to its most directly comparable GAAP measure. (2) Defined as Adjusted EBITDA as a percentage of revenue. ▪ Sales volume up 2.1% compared to the first quarter 2016 ▪ Cariflex volume up 2.1%, Specialty Polymers volume up 8.1%, Performance Products volume unchanged ▪ Decrease in first quarter 2017 Adjusted EBITDA and associated margin reflects: ▪ Significant increases in raw material costs in the quarter, which were only partially offset due to the timing associated with realization of increases in selling prices ▪ Continued price pressure for certain SIS adhesive grades resulting from global over capacity of SIS ▪ For the TTM period ended March 31, 2017, 60% of the portfolio was comprised of differentiated grades, compared to 59% in the TTM period ended March 31, 2016 Three Months Ended March 31, 2017 2016 ($ In millions) Volume (kT) 76.6 75.1 Revenues: CariflexTM $ 38.0 $ 38.0 Specialty polymers 90.9 85.0 Performance products 141.7 119.9 Other 0.3 0.1 Total $ 270.9 $ 243.0 Operating income $ 41.6 $ 13.9 Adjusted EBITDA(1) $ 32.1 $ 52.2 Adjusted EBITDA margin(2) 11.8% 21.5% Note: May not foot due to rounding.

Kraton First Quarter 2017 Earnings Call 6 (1) See non-GAAP reconciliations included in the accompanying financial tables for the reconciliation of each non-GAAP measure to its most directly comparable GAAP measure. (2) Chemical segment results for the period January 6, 2016 (the date of the Arizona Chemical Acquisition) through March 31, 2016. (3) Defined as Adjusted EBITDA as a percentage of revenue. Chemical Segment Financial Results ▪ Overall sales volume up 15.0% compared to the first quarter 2016 ▪ Performance Chemicals volume up 15.2%, Adhesives volume up 14.3%, Roads and Construction volume up 10.8% and Tires volume up 24.6% ▪ Decrease in Adjusted EBITDA and associated margins reflects the impact of low-cost C5 hydrocarbon alternatives on pricing for rosin ester products, as well as price pressure for TOFA and TOR ▪ Outlook for TOFA improving with increase in rig count Three Months Ended March 31, 2017 2016(2) ($ In millions) Volume (kT) 109.1 94.9 Revenues: Adhesives $ 64.4 $ 62.9 Roads and Construction 10.8 10.7 Tires 11.7 9.0 Performance Chemicals (formerly Chemical Intermediates) 100.3 94.3 Total $ 187.2 $ 176.9 Operating income $ 17.7 $ (10.7) Adjusted EBITDA(1) $ 33.5 $ 40.9 Adjusted EBITDA margin(3) 17.9% 23.1% Note: May not foot due to rounding.

Kraton First Quarter 2017 Earnings Call 7 (1) See non-GAAP reconciliations included in the accompanying financial tables for the reconciliation of each non-GAAP measure to its most directly comparable GAAP measure. (2) Defined as Adjusted EBITDA as a percentage of revenue. Consolidated Financial Results ▪ Stable end use market demand fundamentals resulting in volume growth for both segments ▪ Revenue increase reflects higher sales volume and higher average selling prices in the Polymer segment, partially offset by lower average selling prices for the Chemical segment and the impact of changes in currency ▪ Lower Adjusted EBITDA and associated margin reflects: ▪ Lag effect in realizing price increases implemented to offset raw material cost increases in the Polymer segment ▪ Continued margin pressure for SIS product grades in the Polymer segment and margin pressure in the Chemical segment associated with availability of low-cost C5 hydrocarbon alternatives, and lower pricing for TOFA and TOR Three Months Ended March 31, 2017 2016 ($ In millions, except per share amounts) Revenue $ 458.1 $ 419.9 Net income attributable to Kraton $ 6.4 $ 88.1 Diluted earnings per share $ 0.20 $ 2.84 Adjusted EBITDA(1) $ 65.6 $ 93.1 Adjusted EBITDA margin(2) 14.3% 22.2% Adjusted diluted earnings (loss) per share(1) $ (0.15) $ 0.80

Kraton First Quarter 2017 Earnings Call 8 Cost Reductions & Transaction Synergies 10_85 11_85 $ in millions Cumulative Polymer Segment Cost Reduction Realization 2016 2017 Est. $31 $45 Cumulative Realization of G&A Synergies 2016 2017 Est. $18 $24 Cumulative Chemical Segment Operational Cost Improvement Realization 2016 2017 Est. $19 $39 ▪ Delivered $2 million of incremental cost reductions in Q1 2017 ▪ Belpre gas fired boilers completed August 2015 ▪ HSBC plant in Mailiao completed Q4'16 ▪ Cariflex "direct-connect" conversion in Paulinia underway, expect Q3'17 completion ▪ USBC expansion in Berre, France expected to be complete Q4'17 ▪ Other manufacturing energy and yield improvements ▪ Complexity reduction initiatives ▪ Delivered $3 million of G&A synergies in Q1 2017 ▪ C-Suite ▪ Back office consolidation ▪ Shanghai office integration ▪ Reductions in indirect overhead costs - annual insurance premiums ▪ Delivered $8 million of operational cost improvements in Q1 2017 ▪ Gas boiler startup in Panama City ▪ Vessel load optimization ▪ Rosin yield improvements in CTO refining ▪ DTO burn in lieu of heavy oil ▪ Increased quality of TOFA feedstock ▪ Continue to expect $135 million of improvement by 2018

Kraton First Quarter 2017 Earnings Call 9 Capital Structure ▪ Repriced term loan in early January, reducing interest rate by 100 basis points ▪ Issued $400 million of 7% Senior Notes due 2025, proceeds used to repay Term Loan Facility As of March 31, 2017 As of December 31, 2016 (In millions) Term Loan $ 886.0 $ 1,278.0 10.5% Senior Notes 440.0 440.0 7.0% Senior Notes 400.0 — ABL — — Capital lease 2.8 3.0 Kraton debt 1,728.8 1,721.0 Kraton cash 86.1 107.6 Kraton net debt $ 1,642.7 $ 1,613.4 KFPC(1) loan $ 136.0 $ 115.9 KFPC(1) cash 17.9 14.2 KFPC(1) net debt 118.1 101.7 Consolidated net debt $ 1,760.7 $ 1,715.1 (1) This amount includes all of the indebtedness of our Kraton Formosa Polymers Corporation (KFPC) joint venture, located in Mailiao, Taiwan, which we own a 50% stake in and consolidate within our financial statements. Note: May not foot due to rounding.

Kraton First Quarter 2017 Earnings Call 10 2017 Modeling Assumptions(1) ($ In millions) Adjusted EBITDA(2) $350 Non-cash compensation expense $10 Depreciation & amortization $135 Interest expense Cash interest of approximately $111 million (excluding $3 million of JV interest) $139 Effective tax rate 20% - 25% Capex $85 - $95 Estimated second quarter 2017 positive spread between FIFO and ECRC $10 Reduction in net debt(2) $100 - $150 (1) Management's estimates. These estimates are forward-looking statements and speak only as of April 27, 2017. Management assumes no obligation to update or confirm these estimates in light of new information or future events. (2) We have not reconciled Adjusted EBITDA guidance to net income (loss) because we do not provide guidance for net income (loss) or for items that we do not consider indicative of our on-going performance, including, but not limited to, transaction and acquisition costs and costs associated with dispositions, business exits, and production downtime, as certain of these items are out of our control and/or cannot be reasonably predicted. We have not reconciled net debt guidance to debt due to high variability and difficulty in making accurate forecasts and projections that are impacted by future decisions and actions. The actual amount of such reconciling items will have a significant impact if they were included in our Adjusted EBITDA and net debt. Accordingly, a reconciliation of the non-GAAP financial measure guidance to the corresponding GAAP measures is not available without unreasonable effort. Note: Non-cash compensation expense is excluded in determining Adjusted EBITDA and included in determining Adjusted EPS.

Appendix

Kraton First Quarter 2017 Earnings Call 12 Polymer – Revenue by Geography and Product Group TTM March 31, 2017 CARIFLEX PERFORMANCE PRODUCTSSPECIALTY POLYMERS Revenue by Geog raph y Revenue by Product Grou p Asia Pacific 93% EMEA 6% Americas 1% Asia Pacific 30% EMEA 23% Americas 47% Asia Pacific 8% EMEA 45% Americas 47% Medical 94% Industrial 6% Other 30% Consumer 6% Industrial 9%Polymod 13% Lubricant Additives 12% Medical 11% Cable Gels 6% Personal Care 7% Adhsv & Coatings 6% Paving 31% Personal Care 20% Roofing 19% Pkg & Indust Adhsv 12% Other 11% Industrial 7%

Kraton First Quarter 2017 Earnings Call 13 Chemical – Revenue by Geography TTM March 31, 2017 ADHESIVES TIRES ROADS & CONSTRUCTION Performance Chemicals Americas 57% EMEA 33% Asia Pacific 10% Americas 33% EMEA 42% Asia Pacific 25% Americas 53% EMEA 45% Asia Pacific 2% Americas 43% EMEA 42% Asia Pacific 15%

Kraton First Quarter 2017 Earnings Call 14 Polymer Reconciliation of Gross Profit to Adjusted Gross Profit – Q1 2017 Three Months Ended March 31, 2017 Three Months Ended March 31, 2016 (In thousands) Gross profit $ 89,037 $ 65,525 Add (deduct): Restructuring and other charges (a) 2,946 31 KFPC startup costs (b) 1,856 — Non-cash compensation expense 178 185 Spread between FIFO and ECRC (36,493) 13,228 Adjusted gross profit (non-GAAP) $ 57,524 $ 78,969 Sales volume (kilotons) 76.6 75.1 Adjusted gross profit per ton $ 751 $ 1,052 a) Severance expenses and other restructuring related charges. b) Startup costs related to the joint venture company, KFPC.

Reconciliation of Net Income to Operating Income (Loss) to Non-GAAP Financial Measures - Q1 2017

	Three Months Ended March 31, 2017			Three Months Ended March 31, 2016		
	Polymer	Chemical	Total	Polymer	Chemical	Total
	(In thousands)					
Net income attributable to Kraton			$ 6,413			$ 88,087
Net loss attributable to noncontrolling interest			(2,224)			(542)
Consolidated net income			4,189			87,545
Add (deduct):						
Income tax benefit (expense)			1,218			(86,251)
Interest expense, net			34,305			33,838
Earnings of unconsolidated joint venture			(127)			(78)
Loss on extinguishment of debt			19,738			13,423
Disposition and exit of business activities			–			(45,251)
Operating income (loss)	$ 41,628	$ 17,695	59,323	13,946	(10,720)	3,226
Add (deduct):						
Depreciation and amortization	16,324	16,819	33,143	14,592	15,562	30,154
Disposition and exit of business activities	–	–	–	45,251	–	45,251
Loss on extinguishment of debt	(19,738)	–	(19,738)	(13,423)	–	(13,423)
Earnings of unconsolidated joint venture	127	–	127	78	–	78
EBITDA	38,341	34,514	72,855	60,444	4,842	65,286
Add (deduct):						
Transaction, acquisition related costs, restructuring, and other costs (a)	4,674	220	4,894	6,477	5,199	11,676
Disposition and exit of business activities	–	–	–	(45,251)	–	(45,251)
Loss on extinguishment of debt	19,738	–	19,738	13,423	–	13,423
Effect of purchase price accounting on inventory valuation (b)	–	–	–	–	24,719	24,719
KFPC startup costs (c)	2,821	–	2,821	840	–	840
Non-cash compensation expense	2,974	–	2,974	3,083	–	3,083
Spread between FIFO and ECRC	(36,493)	(1,218)	(37,711)	13,228	6,097	19,325
Adjusted EBITDA	$ 32,055	$ 33,516	$ 65,571	$ 52,244	$ 40,857	$ 93,101

a) Charges related to the evaluation of acquisition transactions, severance expenses, and other restructuring related charges.
a) Higher costs of goods sold for our Chemical segment related to the fair value adjustment in purchase accounting for their inventory.
b) Startup costs related to the joint venture company, KFPC.

Kraton First Quarter 2017 Earnings Call 15

Kraton First Quarter 2017 Earnings Call 16 Reconciliation of Diluted EPS to Adjusted Diluted EPS a) Charges related to the evaluation of acquisition transactions, severance expenses, and other restructuring related charges. b) We had higher costs of goods sold for our Chemical segment related to the fair value adjustment in purchase accounting for their inventory. c) Startup costs related to the joint venture company, KFPC. d) Reduction of income tax valuation allowance related to the assessment of our ability to utilize net operating losses in future periods. Three Months Ended March 31, 2017 2016 Diluted earnings per share $ 0.20 $ 2.84 Transaction, acquisition related costs, restructuring, and other costs (a) 0.12 0.33 Disposition and exit of business activities — (0.94) Loss on extinguishment of debt 0.41 0.28 Effect of purchase price accounting on inventory valuation (b) — 0.63 KFPC startup costs (c) 0.06 0.01 Valuation allowance (d) — (2.80) Spread between FIFO and ECRC (0.94) 0.45 Adjusted diluted earnings (loss) per share (non-GAAP) $ (0.15) $ 0.80